Michael L. Wilson President and CEO Seattle Bank Executive Team August 17, 2012 Federal Home Loan Bank of Seattle Q2 2012 Member Update

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including highlights of financial statements as of and for the three and six months ended June 30, 2012. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual financial performance and condition, as well as other actions, including those relating to the Consent Arrangement, may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, changes in general economic and market conditions (including effects on, among other things, U.S. debt obligations and mortgage-related securities), regulatory and legislative actions and approvals (including those of the Finance Agency), business and capital plan and policy adjustments and amendments, demand for advances, the Seattle Bank's ability to meet adequate capital levels, accounting adjustments or requirements (including changes in assumptions and estimates used in the bank's financial models), changes in the bank's management and Board of Directors, competitive pressure from other Federal Home Loan Banks and alternative funding sources, interest-rate volatility, shifts in demand for our products and consolidated obligations, changes in projected business volumes, the bank's ability to appropriately manage its cost of funds, the cost-effectiveness of the bank's funding, changes in the bank's membership profile or the withdrawal of one or more large members, and hedging and asset-liability management activities. Additional factors are discussed in the Seattle Bank's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.

Opening Remarks Q2 2012 Financial Results / Balance Sheet Management Update Current Member-Focused Initiatives Agenda 3

Continued our Progress in Q2 • Announced fourth consecutive quarter of profitability • Results reflect : — Significantly lower OTTI charges on private-label MBS — Implementation of revised balance sheet management strategy — Relative stabilization of the bank’s advance business Opening Remarks 4

Q2 2012 Financial Results Vincent Beatty SVP / Chief Financial Officer 5

For the Three Months Ended June 30, For the Six Months Ended June 30, 2012 2011 2012 2011 Net Interest Income (1) $ 29,695 $ 23,882 $ 52,943 $ 44,386 Net other-than-temporary impairment credit losses (4,269) (65,244) (5,593) (87,984) Other non-interest income (2) 18,124 28,421 28,621 36,435 Total other expense 18,101 15,203 36,160 33,109 Total assessments 2,545 — 3,981 — Net Income (loss) 22,904 (28,144) 35,830 (40,272) ($ thousands) / unaudited Selected Statements of Income Data 6 (1) Includes prepayment fees on advances, net. No provision for credit losses was recorded for the three and six months ended June 30, 2012 and 2011. (2) Includes realized loss on available-for-sale securities, gain on sale of held-to-maturity securities, gain on financial instruments held under fair value option, gain on derivatives and hedging activities, loss on early extinguishments of consolidated obligations, service fees, and other non- interest income.

($ thousands) / unaudited – a non-GAAP measure Adjusted Net Interest Income 7 For the Three Months Ended June 30, For the Six Months Ended June 30, 2012 2011 2012 2011 GAAP net interest income $ 29,695 $ 23,882 $ 52,943 $ 44,386 Gain on derivatives and hedging activities on interest-rate swaps hedging certain available-for-sale securities* 7,636 12,613 20,885 25,494 Adjusted net interest income $ 37,331 $ 36,495 $ 73,828 $ 69,880 * Premium amortization on certain available-for-sale securities totaled $8.6 million and $20.6 million for the three and six months ended June 30, 2012 and $12.6 million and $25.2 million for the same periods in 2011. Gains on derivatives and hedging activity are recorded in other non-interest income, while premium amortization is recorded in interest income.

$0 $20 $40 $60 $80 $100 $120 $140 2008 – Q2 2012 ($ millions) / Unaudited except for annual amounts Incremental Credit-Related OTTI Charges 8 Cumulative OTTI Charges as of June 30, 2012 = $514.6 million

($ thousands) / unaudited Selected Statements of Condition Data 9 As of June 30, 2012 As of December 31, 2011 Investments $ 25,440,654 $ 27,369,042 Advances 9,561,848 11,292,319 Mortgage loans held for portfolio, net 1,203,480 1,356,878 Total assets 36,369,579 40,184,467 Consolidated obligations, net 33,048,748 37,255,103 Total capital stock 1,680,674 1,739,677 Retained earnings 193,268 157,438 AOCL (accumulated other comprehensive loss) (509,681) (610,612) Total capital 1,364,261 1,286,503

($100) $0 $100 $200 $300 ($ millions) / unaudited except for annual amounts Key Metric: Total Retained Earnings 10

0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% unaudited Key Metric: Market Value of Equity / Par Value of Capital Stock 11

-40% -30% -20% -10% 0% 10% 20% Quarterly Return on PVCS Quarterly Average Fed Funds Effective Rate unaudited Key Metric: Return on PVCS vs. Federal Funds 12

The trends in the Seattle Bank’s business are consistent with those experienced at other FHLBanks: • All FHLBanks reported positive net income for the second quarter. • All FHLBanks met their regulatory capital requirements in the second quarter. • Advances levels were flat relative to year-end 2011. FHLBank System Q2 2012 Performance 13

2012 Business Initiatives Glen Simecek SVP / Chief Business Officer 14

Expanding our customer base: • Four new members in Q2; one new member in July; $1.3 million capital stock purchased • Expanding our relationships with Housing Finance Corporations Advance products focused on liquidity and interest-rate risk management • Forward Settling Advance to address extension risk and the possibility of rising rates • Auction Advance • Competitively priced, short-term and long-term funding • Home$tart grant dollars still available for your customers Meeting Member Needs to Encourage Advances Growth 15

“Dynamic ALCO Processes and Stress Testing: Increasing Profitability in Troubled Times” Featuring Tom Farin, President and CEO, Farin & Associates • September 10: Bozeman • September 11: Salt Lake City • October 15: Spokane • October 16: Seattle • October 19: Honolulu • November 14: Portland Register online at www.fhlbsea.com Fall Seminar Series 16

A Vision for the Seattle Bank Michael L. Wilson President and Chief Executive Officer 17

The Seattle Bank exists to provide members with funding and liquidity. • Advances are our core business. Reliability is crucial. • We must be available at all points in an economic cycle and during a member’s lifecycle. We want to be innovative to help members thrive in a challenging environment. • We work to anticipate member needs, and value our members’ input. We have an obligation to safeguard the capital our members have entrusted to us. • We must be able to redeem/repurchase stock at par. Any dividend must be reasonable. • We strive to optimize value to our members. Our Value Proposition for Seattle Bank Members 18

As a cooperative, our mission is to serve as a reliable source of liquidity and funding for our members. Our members’ use of the cooperative – as active borrowers – is key to our long-term viability. Thank you for your continued support and use of the Federal Home Loan Bank of Seattle. 19

Questions? 20